SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                  ____________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  ____________________________________________

                                 March 23, 1998
                Date of Report (Date of earliest event reported)


                             WESTERN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




STATE OF KANSAS                            1-3523                48-0290150
(State or other jurisdiction            (Commission             (IRS Employer
of incorporation)                       File Number)         Identification No.)


                        818 Kansas Avenue, Topeka, Kansas
                    (Address of principal executive offices)

                                      66612
                                   (Zip code)

                                 (913) 575-6300
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Items 1-4.  Not Applicable.


Item 5.  Other Events.

         On March 19, 1998, Western Resources, Inc. (the "Company") announced the restructuring of its combination with Kansas City Power & Light Company ("KCPL"), which will result in the formation of a new publicly-traded electric utility company to be called Westar Energy (the "Combination").

         On March 19, 1998, the Company issued a press release relating to the Combination, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the principal agreement with respect to the Combination, an Amended and Restated Agreement and Plan of Merger, dated as of March 18, 1998, by and among the Company, Kansas Gas and Electric Company, NKC, Inc. ("New KC") and KCPL, relating, among other things, to the merger of KCPL with New KC, a wholly owned subsidiary of the Company (the "Merger Agreement"), is attached hereto as Exhibit 99.2.

         Pursuant to the Merger Agreement, Western Resources has agreed, among other things, to call for redemption all outstanding shares of Western Resources 4 1/2% Series Preferred Stock, par value $100 per share, 4 1/4% Series Preferred Stock, par value $100 per share, and 5% Series Preferred Stock, par value $100 per share.

Item 6.  Not Applicable.

Item 7.  Not Applicable.


Exhibit           Description
No.               -----------
------
 99.1        Press Release issued by the Company on March 19, 1998
 99.2        The Merger Agreement

Item 8 . Not Applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    WESTERN RESOURCES, INC.
                                                            (Registrant)


Date:    March 23, 1998                             By: /s/ Jerry D. Courington
                                                        -----------------------
                                                        Jerry D. Courington
                                                        Controller

                                  EXHIBIT INDEX



Exhibit No.   Description
-----------   -----------

    99.1      Press Release issued by the Company on March 19, 1998
    99.2      The Merger Agreement